Exhibit 13
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Qimonda AG (the “Company”), does hereby certify, to such officer’s knowledge, that:
     The Annual Report on Form 20-F for the year ended September 30, 2006, of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 21, 2006

/s/ Kin Wah Loh
Kin Wah Loh
Chairman of the Management Board

Date: November 21, 2006

/s/ Dr. Michael Majerus
Dr. Michael Majerus
Member of the Management Board